Exhibit 10.1

EXECUTION VERSION

IDR ENTITY ASSUMPTION AGREEMENT

THIS IDR ENTITY ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of September 28, 2009, by and among Magellan Midstream Partners, L.P., a Delaware limited partnership (“Partners”), Magellan IDR LP, LLC, a Delaware limited liability company (“IDR LLC”), and Magellan IDR, L.P., a Delaware limited partnership (“IDR LP”). Each of the foregoing shall be referred to individually as a “Party” and collectively as the “Parties.” Certain capitalized terms used but not defined herein have the meanings assigned to them in the Simplification Agreement (as defined below).

RECITALS

WHEREAS, Partners, Partners GP, Holdings and Holdings GP have entered into that certain Agreement Relating to Simplification of Capital Structure dated as of March 3, 2009 (the “Simplification Agreement”) pursuant to which, among other items, (i) Partners will simplify its capital structure by an amendment of the Partners Partnership Agreement which transforms (a) the Partners General Partner Interest into Partners Common Units and a non-economic general partner interest in Partners and (b) the IDRs held by IDR LP, representing 100% of the IDRs, into Partners Common Units (together, the “Transformation”) and (ii) two days thereafter, Holdings will dissolve and wind up its affairs, and the holders of Holdings Common Units will receive a liquidating distribution of Partners Common Units; and

WHEREAS, on the date of this Agreement and pursuant to the Simplification Agreement and the Restated Partners Partnership Agreement: (i) the Transformation was consummated, (ii) Partners GP will cause IDR LP to distribute all of its Partners Common Units to Partners GP and IDR LLC, (iii) Partners GP will cause IDR LLC to distribute all of its Partners Common Units to Partners GP, (iv) Partners GP will distribute all of its Partners Common Units to Holdings and (v) pursuant to the terms of this Agreement, Partners will assume all liabilities of IDR LP and IDR LLC (collectively, the “Distributions”).

AGREEMENT

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree, effective immediately following the Transformation, as follows:

ARTICLE I

ASSUMPTION

1.1 Assumption by Partners of Liabilities of IDR LP. In connection with the Distributions contemplated by the Simplification Agreement, Partners hereby assumes and agrees to duly and timely pay, perform and discharge any and all liabilities of IDR LP, whether arising or accruing before or after the Effective Time, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of IDR LP (the “IDR LP Liabilities”), to the full extent that IDR LP has been heretofore or would have been in the future obligated to pay, perform and discharge such IDR LP Liabilities were it not for the execution, delivery and performance of this Agreement and the Simplification Agreement (the “IDR LP Assumption”); provided, however, that said IDR LP Assumption shall not (i) increase the obligation of Partners with respect to IDR LP Liabilities beyond that of IDR LP, (ii) waive any valid defense that was available to IDR LP with respect to the IDR LP Liabilities or (iii) enlarge any rights or remedies of any third party, if any, under any of the IDR LP Liabilities.

1.2 Assumption by Partners of Liabilities of IDR LLC. In connection with the Distributions contemplated by the Simplification Agreement, Partners hereby assumes and agrees to duly and timely pay, perform and discharge any and all liabilities of IDR LLC, whether arising or accruing before or after the Effective Time, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of IDR LLC (the “IDR LLC Liabilities”), to the full extent that IDR LLC has been heretofore or would have been in the future obligated to pay, perform and discharge such IDR LLC Liabilities were it not for the execution, delivery and performance of this Agreement and the Simplification Agreement (the “IDR LLC Assumption”); provided, however, that said IDR LLC Assumption shall not (i) increase the obligation of Partners with respect to the IDR LLC Liabilities beyond that of IDR LLC, (ii) waive any valid defense that was available to IDR LLC with respect to the IDR LLC Liabilities or (iii) enlarge any rights or remedies of any third party, if any, under any of the IDR LLC Liabilities.

ARTICLE II

FURTHER ASSURANCES

2.1 Further Assurances. From time to time after the date of this Agreement, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

ARTICLE III

MISCELLANEOUS

3.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns; provided, however, that no Party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other Parties.

3.2 Fees and Expenses. Except as otherwise expressly provided in the Simplification Agreement, all legal, accounting and other fees, costs and expenses of a Party hereto incurred in connection with this Agreement and the matters contemplated hereby shall be paid by the Party incurring such fees, costs or expenses.

3.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the Parties at the addresses set forth in the Simplification Agreement or to such other Persons or at such other addresses as shall be furnished by any Party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

3.4 Entire Understanding; No Third Party Beneficiaries. This Agreement and the Simplification Agreement represent the entire understanding of the Parties with reference to the matters contemplated hereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

3.5 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by all Parties hereto.

3.6 Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

3.7 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

3.8 Signatures and Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

3.9 Enforcement of Agreement; Damages. The Parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall, to the fullest extent permitted by law, be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

3.10 Governing Law; Jurisdiction. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflict of law principles thereof that would call for the application of the laws of any other jurisdiction (except to the extent that mandatory provisions of federal or Delaware law govern). Each of the Parties hereto irrevocably and unconditionally confirms and agrees that it is and shall continue to be (i) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii) subject to service of process in the State of Delaware.

The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the matters contemplated hereby shall be brought in any federal or state court located in the State of Delaware, and each of the Parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that, to the fullest extent permitted by law, service of process on such Party as provided in Section 3.3 shall be deemed effective service of process on such Party.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

MAGELLAN MIDSTREAM PARTNERS, L.P.

By:	MAGELLAN GP, LLC, its general partner

By:	/s/ Don R. Wellendorf
Name: Don R. Wellendorf
Title: President and Chief Executive Officer

MAGELLAN IDR LP, LLC

By:	MAGELLAN GP, LLC, its sole member

By:	/s/ Don R. Wellendorf
Name: Don R. Wellendorf
Title: President and Chief Executive Officer

MAGELLAN IDR, L.P.

By:	MAGELLAN GP, LLC, its general partner

By:	/s/ Don R. Wellendorf
Name: Don R. Wellendorf
Title: President and Chief Executive Officer

Signature Page to IDR Entity Assumption Agreement

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